Exhibit 10.3

AMENDMENT NO. 1

TO

SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

The Second Amended and Restated Employment Agreement (the “Agreement”) dated as of March 1, 2010, by and between EnerNOC, Inc., a Delaware corporation (the “Company”), and Timothy G. Healy (the “Executive”) is hereby amended as set forth below. Capitalized terms not defined herein shall have the meaning specified in the Agreement.

1.	Section 3(b) of the Agreement is hereby amended by deleting such subsection in its entirety and substituting the following in lieu thereof:

“(b) Annual Performance Bonus. You will be eligible to receive an annual performance bonus payable in shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), in accordance with the 2012 Executive Bonus Plan (or, if applicable, any successor plan) equal to a percentage of your Base Salary (the “Target Annual Performance Bonus”), but which the actual number of shares of Common Stock that vest will be based entirely on the Company’s achievement of certain pre-determined corporate performance targets set in accordance with the then applicable bonus plan.”

2. Except as amended herein, the Agreement is hereby confirmed in all other respects.

IN WITNESS WHEREOF, this Amendment No. 1 is entered into this 1st day of March, 2012.

ENERNOC, INC.

By:	/s/ David B. Brewster
Name:	David B. Brewster
Title:	President

EXECUTIVE

/s/ Timothy G. Healy
Timothy G. Healy